UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2015

Endeavour International Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2100, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 307-8700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously announced, on October 10, 2014, Endeavour International Corporation (the “Company”) and certain of its subsidiaries (such subsidiaries, together with the Company, the “Debtors”), filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in the proceeding In re Endeavour Operating Corporation, et al., Case No. 14–12308. As also previously announced, on November 17, 2014, the Debtors filed with the Bankruptcy Court a proposed Joint Chapter 11 Plan of Reorganization (the “Plan”) and related disclosure statement.

As a result of the recent decline in oil and gas prices and the implications of such decline on the Plan, the Debtors have engaged in discussions with certain of their creditors and/or their advisors. In light of the foregoing, on February 3, 2015, the Debtors filed with the Bankruptcy Court a Notice of Adjournment of Confirmation Hearing, a copy of which is attached hereto as Exhibit 99.1, pursuant to which the Debtors adjourned the hearing of the Bankruptcy Court to consider confirmation of the Plan to a date to be determined.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Notice of Adjournment of Confirmation Hearing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

February 3, 2015	By:	/s/ Catherine L. Stubbs
Name: Catherine L. Stubbs
Title: Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Notice of Adjournment of Confirmation Hearing